AMENDMENT TO
                  AMENDED AND RESTATED MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 31st day of December, 2007, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, ("Agreement") by and between JNL Variable Fund LLC ("Fund") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) ("Custodian").

     WHEREAS, the Fund and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in Authorized Persons to include Kelly L. Crosser and Michael Piszczek; and

     WHEREAS, in order to reflect a change in Officers to add Kelly L. Crosser as Assistant Secretary, and Michael Piszczek as Vice President.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL VARIABLE FUND LLC                      MELLON TRUST OF NEW ENGLAND, N.A.

By:    /s/ Mark D. Nerud                   By:    /s/ Candice Walker
Name:  Mark D. Nerud                       Name:  Candice Walker
Title: President                           Title: Vice President

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of JNL Variable Fund LLC, a Delaware Limited Liability Company organized under the laws of Delaware ( "Fund"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                              SIGNATURE


Eric Bjornson                                     /s/ Eric Bjornson

Kelly L. Crosser                                  /s/ Kelly L. Crosser

Steven J. Fredricks                               /s/ Steven J. Fredricks

Daniel W. Koors                                   /s/ Daniel W. Koors

Tracey McLaughlin                                 /s/ Tracey McLaughlin

Lynn Mouser                                       /s/ Lynn Mouser

Mark D. Nerud                                     /s/ Mark D. Nerud

Michael Piszczek                                  /s/ Michael Piszczek

Susan S. Rhee                                     /s/ Susan S. Rhee

William V. Simon                                  /s/ William V. Simon


                                                  JNL VARIABLE FUND LLC
                                                  By: /s/ Susan S. Rhee
                                                  Name: Susan S. Rhee, Secretary
                                                  Dated: December 31, 2007

                                                                      B-1
                                   APPENDIX B
                                  FUND OFFICERS


     I, Susan S. Rhee, the Secretary of JNL Variable Fund LLC, a Delaware Limited Liability Company organized under the laws of Delaware ( "Fund"), do hereby certify that:

     The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Fund's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                  POSITION                    SIGNATURE


Mark D. Nerud         President, and              /s/ Mark D. Nerud
                      and Chief Executive Officer

Daniel W. Koors       Vice President, Treasurer,  /s/ Daniel W. Koors
                      and Chief Financial Officer

Michael Piszczek      Vice President              /s/ Michael Piszczek


William V. Simon      Vice President, and         /s/ William V. Simon
                      and Assistant Treasurer

Susan S. Rhee         Vice President, Secretary   /s/ Susan S. Rhee
                      and Counsel

Kelly L. Crosser      Assistant Secretary         /s/ Kelly L. Crosser

Steven J. Fredricks   Chief Compliance Officer    /s/ Steven J. Fredricks


                                                 JNL VARIABLE FUND LLC

                                                 By: /s/ Susan S. Rhee
                                                 Name:  Susan S. Rhee, Secretary
                                                 Dated: December 31, 2007